UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

OneSpan Inc.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS OFFSHORE I SP I

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

Sarika Garg

Sagar Gupta

Michael J. McConnell

Rinki Sethi

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, the “Investor Group”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of OneSpan Inc., a Delaware corporation (the “Company”).

Item 1: On May 18, 2021, the Investor Group issued the below press release, which includes a link to an investor presentation, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Legion Partners Issues Presentation Highlighting the Immediate Need for New Independent and Qualified Directors at OneSpan

Details How the Board’s Deeply Ingrained, Insular Culture and Company’s Strategic Failures Have Resulted in Severe Stock Price Underperformance

Company’s Reactive Maneuvers Have Not Resulted in Improved TSR and Do Not Represent True Refreshment

Encourages Fellow Stockholders to Vote on the WHITE Proxy Card FOR Its Independent Directors – Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi

LOS ANGELES--(BUSINESS WIRE)--Legion Partners Asset Management, LLC, which, together with its affiliates (collectively, “Legion Partners” or “Legion”), beneficially owns 2,790,121 shares of common stock of OneSpan Inc. (“OneSpan” or the “Company”) (Nasdaq: OSPN), representing approximately 6.9% of the outstanding stock, today issued a presentation highlighting the need for new independent directors on OneSpan’s Board of Directors (the “Board”). Legion Partners has nominated four highly-qualified independent directors for election to the Company’s Board at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”): Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi.

The full presentation is available at: https://protectonespan.com/wp-content/uploads/2021/05/Legion-Partners-OSPN-Proxy-Fight-Presentation-vFF-5.16.21.pdf

Key points from the presentation include:

•	OneSpan’s stock has been a serial underperformer: The Company currently trades at ~70% valuation discount to peers and its total shareholder returns (“TSR”) has severely underperformed across 1, 3, 5, 10, and 15 year periods.[1] The Company’s Board lacks directors with relevant skillsets needed to remedy this issue including improving strategic oversight and corporate governance.
•	The Board’s reactive maneuvers have failed to improve total shareholder return: OneSpan is transitioning from Hardware to a cloud-first, recurring revenue Software company, but the Board’s skill sets do not appear to have appropriately evolved with this strategy. Despite our significant efforts to collaborate on refreshment to address this issue, the Board has defensively added new directors with questionable qualifications and fit, as well as prior connections to existing directors, and have only made these moves in the face of public pressure.

•	The Board has no credible plan to fix OneSpan’s valuation: In the presentation, Legion offers several plans to address multiple issues weighing on OneSpan’s valuation, including plans to improve OneSpan’s financial disclosures, investor communications, capital allocation, strategic oversight, governance, and executive compensation. Legion’s nominees would seek to take a holistic approach to reversing decades of underperformance overseen by the Board.
•	The Board’s leadership and culture need to change: Legion contends that the Company’s TSR has not improved because the real power in the boardroom has not changed as longer tenured and underqualified directors continue to hold key leadership positions – and are highly reluctant to meaningfully engage with stockholders, including Legion.

Legion’s nominees represent a world-class group of technologists, operators, executives and investors who have overseen, led and invested in numerous successful modern public software and hardware companies.

For more information about Legion’s case for change at OneSpan, please visit https://protectonespan.com/.

VOTE FOR LEGION’S FOUR NOMINEES ON THE WHITE PROXY CARD TODAY

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, CA. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and HNW investors.

_______________

1.	As of 2/24/21 (the “Unaffected Date”) (one day following Q4 2020 earnings on 2/23/21 after market close, and one day prior to Legion’s public nomination on 2/25/21 before market open)

Contacts

Media Contact:
Sloane & Company
Joe Germani / Dan Zacchei
jgermani@sloanepr.com / dzacchei@sloanepr.com

Investor Contact:
Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills
(212) 257-1311
info@saratogaproxy.com

Item 2: Also on May 18, 2021, the Investor Group posted the following material to https://protectonespan.com/:

Item 3: Also on May 18, 2021, the Investor Group sent the following email to certain shareholders of the Company, sellside analysts and prospective investors, which included a copy of the investor presentation attached hereto as Exhibit 99.1, which is incorporated herein by reference:

All – today Legion Partners issued a presentation on OneSpan (OSPN) highlighting the immediate need for new independent and qualified directors at OneSpan. Please see attached presentation (PDF) and pertinent links below regarding today’s public announcement.

Press Release: https://www.businesswire.com/news/home/20210518005579/en/Legion-Partners-Issues-Presentation-Highlighting-the-Immediate-Need-for-New-Independent-and-Qualified-Directors-at-OneSpan

Additional Information: https://protectonespan.com/

Sagar Gupta

Legion Partners Asset Management, LLC

12121 Wilshire Blvd, Suite 1240

Los Angeles, CA 90025

(424) 253-1776 (direct)

The contents of this e-mail message, including any attachments, are for the sole use of the individual(s) or entity(ies) to which they are addressed and may contain confidential and legally privileged information.  If you are not the intended recipient, you are hereby notified that any use, distribution, modification, copying or disclosure of this message, or any attachments, is strictly prohibited.  If you receive this message in error, please notify the sender immediately by replying to this e-mail and permanently delete the message, along with any attachments.  Legion Partners Asset Management LLC and its affiliates disclaim all responsibility from, and accept no liability for, the consequences of any unauthorized recipient acting (or failing to act) on any information contained in this message.  Information contained in this message is not intended to be, and should not be construed as, an offer, solicitation or a recommendation to purchase any security.